Listing Report:Supplement No. 106 dated Nov 20, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 433254
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$159.91

Auction yield range:	4.29% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1986	Debt/Income ratio:	28%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	7y 1m
Amount delinquent:	$0	Revolving credit balance:	$38,371	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	45%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	alluring-loot	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to? Pay off 5 credit cards 2 CITI cards 1 HSBC 1 Bank of America 1 CHASE /// I will pay $400 to 500 mo.payment on my new loan .

My financial situation:
I am a good candidate for this loan because?I have a positive cash flow of $1500 / mo from my income property
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433640
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$156.14

Auction yield range:	11.29% - 26.49%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jan-1999	Debt/Income ratio:	20%
Credit score:	700-719 (Oct-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	30	Length of status:	31y 3m
Amount delinquent:	$0	Revolving credit balance:	$2,421	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	26%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	hudzilla01	Borrower's state:	Texas	Borrower's group:	Perfect Solution Systems
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	700-719 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	680-699 (Sep-2008) 660-679 (Aug-2007) 660-679 (Jun-2007)
Principal balance:	$1,932.39	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Home Improvement for the Holidays
Purpose of loan:
This loan will be used to remodel my two bathrooms before the holidays. Also, $1,200 of it will be used to pay off two of my credit cards which will save enough monthly to pay for this loan.

My financial situation:
I am a good candidate for this loan because? I've been employed with the same company for 31 years. I've also paid on time my existing Prosper loan and have?9 remaining payments. I'm showing 3 late payments on my credit report and one is for a mortgage payment that was 32 days late. This was during our recent refinance and they did not receive the payoff until the second day of the month. The other two I believe were for two small credit card payments that were just forgotten during a time with a loss in our family. Everything else has been up to date and the mortgage company said they were going to remove the one late payment.? NOTE: I don't know why I'm listed as a D rating when two years ago I was a B rating but in the meantime my credit score has gone up 40 points??

Monthly net income: $ 5,600

Monthly expenses: $ 3356
??Housing: $ 1161
??Insurance: $ 205
??Car expenses: $ 305
??Utilities: $?335
??Phone, cable, internet: $125
??Food, entertainment: $ 600
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 475
??Other expenses:
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434140
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	32.86%	Starting borrower rate/APR:	33.86% / 36.30%	Starting monthly payment:	$334.45

Auction yield range:	14.29% - 32.86%	Estimated loss impact:	16.21%
Lender servicing fee:	1.00%	Estimated return:	16.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1981	Debt/Income ratio:	13%
Credit score:	620-639 (Nov-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	4y 1m
Amount delinquent:	$0	Revolving credit balance:	$5,251	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	1
Screen name:	jimmieyoo	Borrower's state:	NewYork	Borrower's group:	Perfect Solution Systems
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	49 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,250.00	< mo. late:	0 ( 0% )	600-619 (Sep-2008) (Apr-2006)
Principal balance:	$2,106.93	1+ mo. late:	0 ( 0% )
Total payments billed:	49
Description
Help me to Financial Freedom

Dear Prospective Lender,

Thank you for your support in my goal to have some financial freedom in my life.

I already paid off my first loan, with never a late charge or?a missed payment.

I took out my second loan which I have been paying diligently once again: never late and never missed a payment yet.
I need more money to pay down some debt and I would like to pay this second loan off as well.?

I now would like to take out another loan for $7500 to pay the remainder of my bills, balance of my existing propser loan, credit cards, etc. You know from my payment history that I have never been late or missed one payment yet, so you know I am reliable. I really would like to have this money.? It would really help me and simplify financial issues in my life.

If I get this loan, my Prosper payment would be my only payment.

Please believe in me as you did before and help fund me.
Thank you in advance for believing in me and please help me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434210
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$907.45

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1994	Debt/Income ratio:	32%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$30,524	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	shrewd-commitment	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Highly Motivated Debtor!
Purpose of loan: This loan will be used to pay off much of my credit debt at a lower rate than what the banks are affording.
I went through a divorce a few years ago, and we sold our home at a loss. I took out a line of credit to cover it. I purchased a home in foreclosure that needed a lot of work: There was a lot more wrong with the house than on the home inspection. I needed to repair the home to make it livable. After that year of making very necessary repairs, the housing market tumbled and took away a large amount of equity. I dutifully began to pay my credit cards.

The bank holding my credit line had trouble from the recession. They raised my rate and then closed my account. This was marked on my credit report as ?closed by lender?. This one instance created a domino effect through my lenders: line reduction to what I owed (taking my credit score with it by making it appear as though I voluntarily?maxed the cards, which was not the case), raise my rate, and close.

My financial situation:
I am a good candidate for this loan because I have a stable career and work for a good company. I am required by my career to maintain financial stability (government security clearance) and?this is evident because?credit report shows?that I have never been late on my payments. I always strive to pay above my minimum amount due. I am highly motivated to obtain a good loan at a decent rate to pay off the money owed quicker than my credit card rate allows. My goal is to clear my debt and achieve a better credit score. Plus, I'd rather people benefit from this, as opposed to the banks who put a long-time, reliable customer in this situation. I keep a monthly budget (with an analysis for several months ahead) and a small buffer in my bank account at all times.

Monthly net income: $ 8,728 (my and my fiance together, since we jointly hold our finances)

Monthly expenses: $ 5,718
??Housing: $ 1,777
??Insurance: $ 230
??Car expenses: $ 364
??Utilities: $ 381
??Phone, cable, internet: $?298
??Food, entertainment: $ 600
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 730 (minimums)
??Other expenses: $ 1,038 (student loans, prior remaining mortgage)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434258
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$108.57

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-1997	Debt/Income ratio:	26%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	33	Length of status:	2y 3m
Amount delinquent:	$2,180	Revolving credit balance:	$891	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	hwood123	Borrower's state:	California	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 93% )	640-659 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	1 ( 7% )	640-659 (Sep-2009) 640-659 (Aug-2009) 580-599 (Aug-2008) 560-579 (Jul-2008)
Principal balance:	$2,082.08	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
EDUCATION/2nd Loan
Purpose of loan:
This loan will be used to?continue my education at?Cal State University San Bernardino. In addition, I also need car repairs done immediately and to repair a garage.??

My financial situation:
I am a good candidate for this loan because I am a responsible husband, father and teacher.?It?has been my dream to earn my Doctorate degree for quite a few years now and I was finally accepted into the doctorate program, so this is my only chance.Please help me fulfill that dream, so I can continue to help numerous disadvantaged students. I? know I can make a difference in childrens' lives as I have in the past. Plus this?degree will help me to fulfill that dream. In addition, I have a small loan with Prosper and have made all of the payments on time. Thanks for reading and Thank You for your help.??

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $ 1824
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 70
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434264
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$82.18

Auction yield range:	11.29% - 26.49%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1996	Debt/Income ratio:	2%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	14y 1m
Amount delinquent:	$0	Revolving credit balance:	$89	Occupation:	Retail Management
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	1
Screen name:	peace-expert	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Want to buy a home
Purpose of loan:
This loan will be used to purchase a home - our real estate market offers a lot of good deals right now. I have two birds and three dogs and I have to find a place to live. No one will rent to me because of my animals. I saw one house last night that I really like with a fenced yard. I just need to add two thousand in more in savings, take out the loan and fund this loan. Otherwise, I am going to have to move from where I am staying and I don't know what to do about Baxter, Sam, Wally, Astro and Lola. No one is willing to rent to me with 5 pets. By the way, I own a Honda Accord outright.

My financial situation: No Debt, Good Income
I am a good candidate for this loan because? I have learned some lessons the hard way. I am rebuilding my life in a responsible way. I have the income to repay this loan and the desire to improve my credit rating.

Monthly net income: $3500

Monthly expenses: $
??Housing: $0 at the moment
??Insurance: $90
??Car expenses: $0
??Utilities: $0
??Phone, cable, internet: $145
??Food, entertainment: $200
??Clothing, household expenses $200
??Credit cards and other loans: $0
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434270
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.94%	Starting borrower rate/APR:	12.94% / 15.08%	Starting monthly payment:	$504.98

Auction yield range:	4.29% - 11.94%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1992	Debt/Income ratio:	7%
Credit score:	780-799 (Nov-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	7y 4m
Amount delinquent:	$0	Revolving credit balance:	$191,990	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	transparency-kayak	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Update kitchen & consolidate debt
Purpose of loan:
This loan will be used to??update my?original,?barely functional kitchen?by?converting to gas, adding a dishwasher, installing a new kitchen sink, painting the kitchen cabinets, and?having?minor electrical and plumbing work done.? This money will also be used to pay off two existing credit card debts.

My financial situation:
I am a good candidate for this loan because?
** I have excellent credit (780+)
** Stable and?solid paying employment (5+ years as engineer at same employer)
** Good assets (approximately $97k in stocks and bonds).?

I've paid off 2 car loans, one student loan and several old credit cards without ever defaulting.? Had one late payment back in college (20+ yrs ago).? I repay my debts timely and in full. Thanks in advance for your support!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434298
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 31.87%	Starting monthly payment:	$105.45

Auction yield range:	11.29% - 28.50%	Estimated loss impact:	10.72%
Lender servicing fee:	1.00%	Estimated return:	17.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1991	Debt/Income ratio:	9%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	5 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	23	Length of status:	14y 0m
Amount delinquent:	$246	Revolving credit balance:	$1,057	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	matador2	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off minor debts due to illness
Purpose of loan:
Pay off debts due to divorce

My financial situation:
I am a good candidate for this loan because?
I have an excellent job and have been with them 14+ years.????
Monthly net income: $
3200.00
Monthly expenses: $
??Housing: $ 1100.00
??Insurance: $ 60.00
??Car expenses: $ 240.00
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434310
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$123.27

Auction yield range:	11.29% - 26.49%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Oct-2009)	Current / open credit lines:	18 / 18	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	25	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$29,688	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	rec552	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 96% )	640-659 (Latest)
Principal borrowed:	$9,500.00	< mo. late:	1 ( 4% )	640-659 (Sep-2009) 660-679 (Nov-2007)
Principal balance:	$4,032.92	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
A request to boost our inventory.
Purpose of loan:
This is request for a loan for a specific lot of upcoming books in the next 15-20 days.We?re a sincere and determined in our approach for this loan because I?ve worked for others for over 30 years and now I?m asking for support from the Prosper community. This loan will be used to increase our inventory for our online book selling business. We have good momentum and our sales are increasing as our titles in stock increases. We're a listed Seller on Amazon, Abebooks and Alibris and eBay. It's seven days a week and is growing but it's the opportunity to boost our sales that?s so important. My financial situation:We are a good candidate for this loan because we have just the normal expenses. My wife has a full time domestic service business and we have specific cash reserves as we grow this business. Our business is very liquid with the turnover of the books increasing the book inventory substantially will increase sales and cash flow. Thank you for the consideration. Main billsTotal Bills $4525Current net income $4900
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434312
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$130.84

Auction yield range:	4.29% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1983	Debt/Income ratio:	17%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	43	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$9,419	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	56%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	balanced-exchange0	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchasing a used car for son
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?I have had steady employment?with a good salary for my entire adult life and pay my bills in a timely manner.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434322
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 33.67%	Starting monthly payment:	$64.50

Auction yield range:	17.29% - 30.00%	Estimated loss impact:	19.76%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1997	Debt/Income ratio:	23%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	4	Length of status:	0y 2m
Amount delinquent:	$312	Revolving credit balance:	$10,702	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	open-minded-investment2	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high interest credit card
Purpose of loan:
This loan will be used to pay a high interest credit card.

My financial situation:
I am a good candidate for this loan because I have a good credit score, and I have low monthly expenses.

Monthly net income: $ 1,000

Monthly expenses: $
??Housing: $ 450
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $?50
??Clothing, household expenses $ 50
??Credit cards and other loans: $?
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434324
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	24.99%	Starting borrower rate/APR:	25.99% / 29.24%	Starting monthly payment:	$48.34

Auction yield range:	8.29% - 24.99%	Estimated loss impact:	7.10%
Lender servicing fee:	1.00%	Estimated return:	17.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1992	Debt/Income ratio:	3%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	7y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	kjbu13	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,200.00	< mo. late:	0 ( 0% )	640-659 (Jul-2008)
Principal balance:	$760.10	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Bringing kitchen up to par
Purpose of loan:
This loan will be used to?bring my old kitchen up to a more modern standard.? The plan is to replace the counter tops and update the plumbing and fixtures.? We purchased this house from my grandparents in 2003.? It is a 80+ year-old home and we have been slowly updating it, doing much of the work ourselves where we can.? My other Prosper loan was used to update the bathroom, which turned out very nicely, thanks to the investors who funded me!
My financial situation:
My credit score has improved since my last loan with Prosper!
I am a good candidate for this loan because?I have steady employment with a solid insurance company.? I have been with them for 7.5 years.? I am working to rebuild my credit which is proving to be a challenge in today's credit-crunch.?

With my husband's income combined, we will have no problems repaying this loan.? I am keeping it small to ensure that finances remain manageable. I have one active loan with prosper currently that has a balance of just over $700.? I have never missed or been late on one single payment.? I had a Dq on my CR that has since been worked out, but the mark remains on file until???

Monthly net income:
$2700.00 (just me)
$2500.00 (my husband)
----------------------------------
$5100.00 combined

Monthly expenses: $
??Housing: $ 393.00 (I pay an additional $150.00 per month to accelerate my mortgage along with escrow for a total of $560.)
??Insurance: $ 140.00
??Car expenses: $ 444.00
??Utilities: $ 170 (electric) $ 85 (fuel)
??Phone, cable, internet: $ 136.00
??Food, entertainment: $ 400.00 (food for 3 kids!)
??Clothing, household expenses $ 200 misc. expenses for kids sports and music and other entertainment
??Credit cards and other loans: $ 41.00 (Prosper loan)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434330
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.29%	Starting borrower rate/APR:	12.29% / 14.43%	Starting monthly payment:	$266.82

Auction yield range:	11.29% - 11.29%	Estimated loss impact:	10.24%
Lender servicing fee:	1.00%	Estimated return:	1.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-2002	Debt/Income ratio:	14%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$3,127	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	62%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	pound-laser	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
$ Until First-Time Homebuyer Credit
Purpose of loan:
This loan will be used to? I need money to make down payment on a mortgage. The loan will be paid in full upon the receipt of my 2009 Tax Returns. The return will include the first-time homebuyer tax credit. This is a great way to make a couple hundred dollars very easily.

My financial situation:
I am a good candidate for this loan because? I have the IRS backing my claim of full payment in 3 months.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434334
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1989	Debt/Income ratio:	34%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	15 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	6y 7m
Amount delinquent:	$0	Revolving credit balance:	$9,924	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	7
Screen name:	durability-protector5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to take care of Taxes/Cons
Purpose of loan:
This loan will be used to help family members to reduce theie back taxes and consolidate

My financial situation:
I am a good candidate for this loan because my credit indicates I pay my bills and my income shows I have the extra funds to pay additional debt.

Monthly net income: $ 13250

Monthly expenses: $ 4010
??Housing: $ 875
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434340
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-2000	Debt/Income ratio:	16%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	11 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$4,176	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	MyboyX	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to pay off?my?high interest credit cards?

My financial situation:
I am a good candidate for this loan because I do pay all my bills even?though I made a few mistakes in the past.

Monthly net income: $ 8500

Monthly expenses: $ 3823
??Housing: $ 960
??Insurance: $ 120
??Car expenses: $?373
??Utilities: $ 55
??Phone, cable, internet: $ 45
??Food, entertainment: $?500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 590
??Other expenses: $?1100 child support
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434346
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.65%	Starting monthly payment:	$63.68

Auction yield range:	11.29% - 29.00%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2002	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	7 / 6	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$9,392	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Hopeful954	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reinvest in Prosper
Purpose of loan:
This loan would be used to reinvest in Prosper. I would like to establish a good payment history on Prosper and hopefully also increase my credit score.

Repayment:
I am currently a graduate student with student loans, so although I am not employed, I have a steady income of loan money to make the payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434354
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.04%	Starting borrower rate/APR:	11.04% / 11.39%	Starting monthly payment:	$327.58

Auction yield range:	3.29% - 10.04%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1976	Debt/Income ratio:	26%
Credit score:	820-839 (Nov-2009)	Current / open credit lines:	6 / 6	Employment status:	Retired
Now delinquent:	0	Total credit lines:	25	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$2,379	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	1%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	order-waterfall	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
high rate on card
Purpose of loan:
This loan will be used to pay off my last credit card. They increased the interest to 29% and almost doubled our payment. The strange thing is I have another account with them and it is at 12%, but I can not use it to pay off the other account.

My financial situation:
I am a good candidate for this loan because I never missed a payment with this company. I retired from the Post Office and want to stop paying them so much interest.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434366
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-1997	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	4 / 4	Employment status:	Not employed
Now delinquent:	1	Total credit lines:	16	Length of status:	0y 4m
Amount delinquent:	$239	Revolving credit balance:	$0	Stated income:	Not employed
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	helpful-treasure1	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fix my car and pay dept
Purpose of loan:
This loan will be used to?
Fix my car get caught up on all my bills so I dont mess up my credit until i find a job Hopefully soon
My financial situation:
I am a good candidate for this loan because?
I work hard for everything i have and I dont want to make a mess out of my life once i have a job it will be paid off asap????
Monthly net income: $
2225.00
Monthly expenses: $
??Housing: $ 1340
??Insurance: $ 145
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 250
??Clothing, household expenses $
??Credit cards and other loans: $ 1500
??Other expenses: $ 500 back bills
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434370
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.04%	Starting borrower rate/APR:	23.04% / 25.32%	Starting monthly payment:	$348.58

Auction yield range:	8.29% - 22.04%	Estimated loss impact:	7.52%
Lender servicing fee:	1.00%	Estimated return:	14.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jan-1998	Debt/Income ratio:	Not calculated
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	6 / 6	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,520	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	16%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	listing-molecule	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Opening Home Based Business
Purpose of loan:
This loan will be used to open up a home based business that I have been researching for some time. I expect to generate a good sum of money from this venture as I have been networking with individuals that have a great deal of experience within this industry sector.

My financial situation:
I am a good candidate for this loan because I have an excellent credit score and am very timely with getting all of my financial obligations/bills paid. I would like a 45 - 60 day period after being accepted for the loan?before having to make monthly payments, but will certainly be able to make payments of $300 - $350 per month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434380
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-1989	Debt/Income ratio:	17%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	26	Length of status:	15y 11m
Amount delinquent:	$7,530	Revolving credit balance:	$1,315	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	17	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	eagle89	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	660-679 (Sep-2009) 660-679 (Aug-2008) 520-539 (Jul-2008)
Principal balance:	$1,816.02	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Rid of credit cards and med. bills
Purpose of loan:? This loan will be used to?pay off current Prosper loan,?2 more credit cards, medical bills,?kid's braces and clear up a mortgage discrepancy.

I am a good candidate for this loan because?I have a great job with very good income and have been working hard to get on better financial ground.? I realize that I have made mistakes in the past and I am working to correct them.??While everything has not been smooth since I received my current Prosper loan I am on better financial ground.? I have continued to pay down balances since I received my current Prosper loan.? I have also never been late on a payment for my current loan! ? My credit report shows 3 accounts currently delinquent.? Two of those are the credit card accounts to be paid with this loan.? The third is my mortgage which is not correct.? I am current with my mortgage payments but there are other charges showing up.? This is due to a discrepancy when my mortgage was bought by another company.? I have made all payments to my current mortgage company.? I have disputed this $800 charge but the mortgage company stands by their claim even though it did not show up on any of the initial paperwork.? I want to get this paid and get the issue behind me.? I had thought the third delinquency was from a credit card not being reported correctly but?that card?is being reported correctly as current. I hope that you will give me the chance to prove myself.?Please let me know if you have any questions.?

Balances to be paid with new loan:? $5880
Maximum loan payment:? $271
Payments replaced by new loan:? $632

$632 in payments replaced by maximum $271 Prosper payment.? Remaining $361 will be applied to outstanding bills.? Again, I have never been late or missed a payment on my current?Prosper loan and will not on a new Prosper loan either.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434382
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.49%	Starting borrower rate/APR:	29.49% / 31.86%	Starting monthly payment:	$590.42

Auction yield range:	11.29% - 28.49%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1981	Debt/Income ratio:	39%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	10y 7m
Amount delinquent:	$0	Revolving credit balance:	$34,949	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	sldshop	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Investment
Purpose of loan:
The Purpose of this loan is to purchase an Overiding Royalty Interest in 14 operating gas wells.
My financial situation:
I am good for this loan because the income from the ORRI will cover the payment on the loan. The loan is for about 60% of the purchase price of the interest.
This investment is to diversify our retirement out of just the stock market so 2008 does not happen to us again.

Monthly net income: $? 2600 after insurance and 401K contributions

Monthly expenses: $
??Housing: $ 0 Paid For
??Insurance: $ 100
??Car expenses: $ 200
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434392
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jun-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	6 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	4y 0m
Amount delinquent:	$0	Revolving credit balance:	$190,517	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	wonderful-funds	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Working Capital
Purpose of loan:
This loan will be used as working capital for a new Navy technology project in Jacksonville,FL

My financial situation:
I am a good candidate for this loan because this fund will be used as emergency working capital for sub-contractors. The client is very good in paying us with in 15-30 days. We also have other business contracts with Fortune 100 companies.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434398
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1995	Debt/Income ratio:	29%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	4y 4m
Amount delinquent:	$0	Revolving credit balance:	$11,110	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	55%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	asset-control0	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434400
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.17%	Starting borrower rate/APR:	21.17% / 24.98%	Starting monthly payment:	$37.76

Auction yield range:	8.29% - 20.17%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1982	Debt/Income ratio:	35%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	8 / 7	Employment status:	Retired
Now delinquent:	0	Total credit lines:	23	Length of status:	5y 5m
Amount delinquent:	$0	Revolving credit balance:	$57,415	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	intrepid-generosity	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
medical bills
Purpose of loan:
This loan will be used to??pay a hospital bill not covered by our insurance?

My financial situation:
I am a good candidate for this loan because? I have a long credit history of always paying bills on time

Monthly net income: $ 2621

Monthly expenses: $
??Housing: $ 650
??Insurance: $ 1600
??Car expenses: $ 80
??Utilities: $ 100
??Phone, cable, internet: $ 50
??Food, entertainment: $ 400
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434404
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-2003	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	1 / 0	Employment status:	Not employed
Now delinquent:	1	Total credit lines:	5	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	Not employed
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	3
Screen name:	blackberry5	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me pay my wife's surgery!!
Purpose of loan:
This loan will be used to help pay off many bills that we have acquired due to a surgery my wifr recently went through.? She is doing good and all is well.? We only have a few more bills to clear up.

My financial situation:
I am a good candidate for this loan because I am an honest man.? I was in a traumatic car accident and now receive SSI and SSD(about $1000/month), but I let my ex-wife manipulate me into making some very bad decisions with my finances.? Three days after she graduated college I had to pay for a divorce and she and her boyfriend never made the first payment on my house I had just bought.
Monthly net income: $
1011
Monthly expenses: $
??Housing: $233
??Insurance: $ 69
??Car expenses: $ 0 ????
??Utilities: $?? 65 ????
??Phone, cable, internet: $ 25
??Food, entertainment: $ 50
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434406
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$104.00

Auction yield range:	11.29% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1992	Debt/Income ratio:	31%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	17 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$26,543	Occupation:	Nurse (LPN)
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	62%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	network6	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off other debts and christmas
Purpose of loan:
This loan will be used to??
pay off a couple small loans and also help pay for christmas as we have three children, my daughter is a senior and it is a very expensive year
My financial situation: county national bank
I am a good candidate for this loan because? I pay my bills and I am a hard worker. My husband is self employed in construction

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $?200
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 50
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434410
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$238.56

Auction yield range:	17.29% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-1986	Debt/Income ratio:	18%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,979	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	34%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	16
Screen name:	Chief-of-EMS	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help a 9-11 First Responder
Purpose of loan:
This loan will be used to?pay off two credit cards. That is all the unsecured debt I have.?

My financial situation:
I am a good candidate for this loan because?my credit report will attest to paying my bills on time. No late payments in over 9 years.?

Monthly net income: $ 7867

Monthly expenses: $
??Housing: $ 890
? Insurance: $ 75
? Car expenses: $527
??Utilities: $75
??Phone, cable, internet: $125
??Food, entertainment: $200
??Clothing, household expenses $200
??Credit cards and other loans: $500
??Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434412
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$152.45

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Sep-2003	Debt/Income ratio:	20%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$2,046	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	113%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	proper-marketplace	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate my debt
Purpose of loan:
This loan will be used to?to pay off my current private school loan and pay off my credit cards, so that?I would have one?payment in total and not 5 different ones.?

My financial situation:
I am a good candidate for this loan because?i will always have the money to re-pay this loan. I work hard and always pay my bills.

Monthly net income: $
1700
Monthly expenses: $
??Housing: $ 200
??Insurance: $ 80
??Car expenses: $
??Utilities: $ 0
??Phone, cable, internet: $ 80
??Food, entertainment: $ 50
??Clothing, household expenses $
??Credit cards and other loans: $?418
??Other expenses: $ 180
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434416
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1993	Debt/Income ratio:	16%
Credit score:	640-659 (Oct-2009)	Current / open credit lines:	5 / 6	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	31	Length of status:	6y 9m
Amount delinquent:	$31,622	Revolving credit balance:	$0	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	33	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	adinic1003	Borrower's state:	Connecticut	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	29 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,600.00	< mo. late:	0 ( 0% )	680-699 (Mar-2007) 680-699 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
MAKE MONEY ON ME!
Well this is my second go around with Prosper.? I had a loan?before and as you can see was always paid on time and in full- NEVER LATE.? What do I need the money for?? I got a bad deal on a vehicle that I purchased 2 years ago and want to finish paying it off so I can sell it.? I know my credit is not great?but?I never missed a payment with?my first?Prosper loan and paid it off early.? I also have a low debt-to-income ratio.

A little bit about myself:? I am married, no children and?home owner.? I have been an office manager for over 6 years and gross roughly $40K a year.??My husband is a computer System Analyst for the New York Stock Exchange (NYSE) in Greenwhich, CT and makes about $70K a year.??Together we make good money and can pay this loan with no problem.??

The?delinquencies showing on my?credit report are ones that I have settled and paid in full but I contacted the credit agencies and they said they could not take them off unless a certain amount of time passes.??I am never late on any of my bills.? I plan on paying this loan back in less than 1?year and as you can see with my previous Prosper loan I am true to my word (I paid it off much sooner than the terms allowed).? I can provide any financial information you need.? The following is a breakdown of my monthly finances:??

Mortgage=? $1,800.00
Credit cards total balance=? $2,500.00
Household, utilities=? $550.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434422
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	24.79%	Starting borrower rate/APR:	25.79% / 28.11%	Starting monthly payment:	$562.50

Auction yield range:	8.29% - 24.79%	Estimated loss impact:	8.59%
Lender servicing fee:	1.00%	Estimated return:	16.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1975	Debt/Income ratio:	54%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	26 / 24	Employment status:	Retired
Now delinquent:	0	Total credit lines:	52	Length of status:	7y 8m
Amount delinquent:	$0	Revolving credit balance:	$78,136	Stated income:	$75,000-$99,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	best-dinero-sapling	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to? pay off high interest credit cards

My financial situation:
I am a good candidate for this loan because?
I have always pay my creditors on time and I don't have any problems making my payments.
Monthly net income: $ 6,388.00

Monthly expenses: $?4,400.00
??Housing: $?674.03
??Insurance: $ 90.00
??Car expenses: $ 680.00 - 2 vehicles
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434424
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 28.32%	Starting monthly payment:	$201.45

Auction yield range:	17.29% - 25.00%	Estimated loss impact:	26.44%
Lender servicing fee:	1.00%	Estimated return:	-1.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-2000	Debt/Income ratio:	42%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	18 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$9,143	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	jodir04	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	600-619 (Dec-2007)
Principal balance:	$442.66	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Wanting to get out of Debt FOREVER!
Purpose of loan:
We have worked very hard to get out of debt in the past 4 years.? We were going through a credit counseling agency but want to pay things off on our own without paying them a monthly fee every month just to pay our bills for us.? We would like a loan that will give us one payment and the date of it being paid off in 3 years.? This way our debt is paid off by a set deadline and we can watch our debt dissapear!!?

My financial situation:
My family has had some bumps in the past, but has recoved.? I got a substantial raise early this year and my husband will be moved up to a management position at his job within the next 30 days.? We also now own our own home and want to be on stable financial ground.? One payment for all our debt would allow that.? We have never *not* paid something.? I take my debt and bills very seriously.? I want a stable life for my family and financial stability would be a major part of that.?

Monthly net income: $?40,000

Monthly expenses: $
??Housing: $?500
??Insurance: $ 100
??Car expenses: $300
??Utilities: $?75
??Phone, cable, internet: $50
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $?400 (This loan payment would replace the credit card payment.? So I wouldn't be paying $700 to the credit cards and still need to?put money towards Prosper loan)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434434
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,700.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$153.74

Auction yield range:	4.29% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2000	Debt/Income ratio:	51%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	7y 10m
Amount delinquent:	$0	Revolving credit balance:	$14,919	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	31%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	dinero-disk	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to Pay Off Debt
Purpose of loan:
This loan will be used to consolidate my credit cards. With the current economy and the new credit card laws coming into effect, most of my credit cards are increasing my interest rates.? One is even doubling my rate to 26%.

My financial situation:
I am a good candidate for this loan because I've never been late on any of my debts and I have a steady job with the public library in Arkansas for the past 8 years. I have no problem paying my bills, but I am also a graduate student and would like to be able to take more classes since I'm paying for them out of pocket. I am also helping to take care of my grandmother which is the main reason I don't own a home. I have an emergency fund, so I could make the monthly payments even if I were to lose my job. Bottom line is that I would like to have a little more simplicity in paying my bills so I can have money left to pay tuition.?

Monthly Bills
take home pay:? $1800 (bi-weekly amount)
car note and insurance: $330
cable/telephone/Internet:? $140
Tuition Payment: $220
Credit Card Payments: $330

Savings: $1200
Stocks: $900

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434464
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,600.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.82%	Starting borrower rate/APR:	22.82% / 25.10%	Starting monthly payment:	$216.25

Auction yield range:	8.29% - 21.82%	Estimated loss impact:	7.01%
Lender servicing fee:	1.00%	Estimated return:	14.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1991	Debt/Income ratio:	15%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$15,396	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	velocity-socrates	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
This loan will be used to? pay off my credit cards, consolidate into one payment

My financial situation:
I am a good candidate for this loan because? I don't have any major bills other than the basics (rent, food, etc.)? I've had my job as an equities and derivatives trader since graduating college in 2007 and I'm a high performer within the company.? Also, despite my debt load, I have a very positive net worth backed by a 401k, Roth IRA, and liquid investment account.? I would rather service the debt than to have to access those funds, but it's there in case of an emergency.

Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 0
??Car expenses: $ 200
??Utilities: $?45
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $?50
??Credit cards and other loans: $?300
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434470
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.95%	Starting borrower rate/APR:	12.95% / 15.09%	Starting monthly payment:	$151.51

Auction yield range:	4.29% - 11.95%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1996	Debt/Income ratio:	5%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	16 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	22y 7m
Amount delinquent:	$0	Revolving credit balance:	$14,513	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	n3tel	Borrower's state:	Maryland	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation for better rate.
Purpose of loan:
This loan will be used to pay off the last of my high rate credit cards.? I have paid off 2 high rate cards this year, and my goal is to lower the rate on the last one.? I will be paying down the highest rate account first.??I want to build up my credit score on prosper, as well as in my national credit files.? Based on my high income, and low expenses, I expect that this rate will be one of my lowest rate accounts, and that I will repay this prosper loan?last.??? You can see from my history that I pay ALL my debts, EVERY time!? I'm working hard to improve my credit score!

My financial situation:
I am a good candidate for this loan because I always pay my bills, my debts, and my obligations.? According to Equifax, I had the following 30 day lates: Two in 2004, one in 2005, one in 2006, one in May 2009.? The one in May 2009 was from when I made a payment to the wrong account.? I double paid one account, and missed the payment on the other account.? I have no lates beyond 30 days.? I have no collections or judgements. My cash flow is fine, and I am putting all my excess cash into the credit card with?the highest rate first. It will also be easier to keep track of one payment per month instead of my present 4 payments.??
One credit card is used for all my recurring bills, phone, internet, insurance, etc.? I pay that card off each?month so I don't pay interest on it.?
My?vehicle (a 2007 model)?is paid off, is under warranty, and?is in great shape, so I won't be incurring any repair bills.
I have no large purchase in mind for the near or distant future.? I don't spend money on "toys."?
My main goal is one monthly payment, and lower interest rate.????

Monthly finances:??
Net income (after taxes, 401K, health benefits, etc?)?? 6600
Spousal and child support 3600
Rent 900? (utilities are included)
Credit card payments (about) 1400 (minimums total about $300, but I am overpaying)
Insurance/Cell/Internet/Gasoline 200
Food/household 250
Misc 250??

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434476
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$228.97

Auction yield range:	4.29% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1989	Debt/Income ratio:	18%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$11,639	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	self-reliant-reward	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Startup Funds to Start My Own Firm

This loan will be used to start my own law firm.

My financial situation: I am the primary breadwinner for my family. I earned $250,000 (salary plus bonus) last year and will likely earn a bonus at the end of this year. I have some credit card debt and some student loan debt and my savings is locked up in retirement accounts.
I am a good candidate for this loan because I have a substantial client base and have always had success in attracting clients. I want to start my own firm that will utilize technology to operate with significantly lower overhead. The goal is to increase value for clients, give me more time with my family, and produce more income. I am listed in Best Lawyers and AV rated. While my current firm is hard hit, I have a niche practice that is relatively unscathed by the poor economy and I expect the majority of my clients to follow me to my new firm.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434482
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$161.32

Auction yield range:	17.29% - 29.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1990	Debt/Income ratio:	9%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	7	Length of status:	0y 11m
Amount delinquent:	$608	Revolving credit balance:	$1,457	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	money-electron4	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying bills
Purpose of loan:
This loan will be used to?? pay bills ?

My financial situation:
I am a good candidate for this loan because?i have a fuul time job?

Monthly net income: $ 3,000.00

Monthly expenses: $ -1400.00
??Housing: $ 0.00 own home
??Insurance: $ 700.00? a year
??Car expenses: $ 0.00
??Utilities: $ 107.00? last monthy
??Phone, cable, internet: $ 165.00
??Food, entertainment: $ 700.00
??Clothing, household expenses $
??Credit cards and other loans: $ 1300.00? 50.00 a month
??Other expenses: $ 0.00 -? ?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434488
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$82.18

Auction yield range:	11.29% - 26.49%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-1997	Debt/Income ratio:	22%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	3 / 3	Employment status:	Retired
Now delinquent:	0	Total credit lines:	7	Length of status:	14y 3m
Amount delinquent:	$0	Revolving credit balance:	$3,630	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	95%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	kitten2	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
M.O.O.R.E AGENT
Purpose of loan:
This loan will be used to?PURCHASE 250 WEBSITES, IN ADDITION? TO THE 50 I ALREADY OWN?

My financial situation:
I am a good candidate for this loan because?
I AM RETIRED,HAVE A PART TIME JOB, I AM A HARD WORKER
Monthly net income: $
2600.00
Monthly expenses: $
??Housing: $ 425,00
??Insurance: $ 4.00
??Car expenses: $ 500yr????
??Utilities: $ 165.00
??Phone, cable, internet: $ $150.00
??Food, entertainment: $ 375.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 150.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434518
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.34%	Starting borrower rate/APR:	31.34% / 33.74%	Starting monthly payment:	$215.94

Auction yield range:	11.29% - 30.34%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1994	Debt/Income ratio:	22%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	20	Length of status:	14y 10m
Amount delinquent:	$1,399	Revolving credit balance:	$270	Occupation:	Other
Public records last 12m / 10y:	0/ 6	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	webuyhosts	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	32 ( 100% )	740-759 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	740-759 (Oct-2009) 660-679 (Jul-2009) 640-659 (Apr-2009) 640-659 (Jan-2008)
Principal balance:	$2,427.08	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
Buying 1.6 acres with school house
This is our 3rd loan total with prosper . Purpose of loan: We are buying 1.6 acres of land? and it comes with a 1903 school house. Our future plans is to rebuild the school house from the ground up , we will pay an architect?to make new floor plans for rebuilding the school house from the ground up. This is a 10 year project for us, but we really have the passion to own this peice of land and have the floor plans redone before this old school house crumbles. I have had loans and have an active one now with prosper and always have paid them off? and payed on time. If you have any questions please reply to me , we look forward to getting this loan.??
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433381
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	7.69%	Starting borrower rate/APR:	8.69% / 9.03%	Starting monthly payment:	$31.66

Auction yield range:	3.29% - 7.69%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	10 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	27	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$118,256	Occupation:	Investor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	71%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	ready-revenue	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car Repairs
Purpose of loan:
This loan will be used to pay for some minor repairs to my?truck. I have NO car payment (nor does my wife--we own a total of three cars)?and I would like to replace the tires before winter and do a few other small repairs to it. I am also trying out prosper for the first time (main purpose for taking out this loan request). I have the money to do the car repairs currently, but I would like to?"build up" my credit with prosper.

This concept is awesome and I look foward to do some future borrowing as well as loaning through Prosper.?

My financial situation:
I am a good candidate for this loan because my wife and I have approx. $9,000 a month in income, excellent credit scores and pay all of our bills on time.
If you have any questions for me, please don't hesitate to ask!!? I am happy to answer all!

Thanks for your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434219
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,900.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 35.40%	Starting monthly payment:	$176.42

Auction yield range:	3.29% - 34.00%	Estimated loss impact:	0.68%
Lender servicing fee:	1.00%	Estimated return:	33.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jan-2004	Debt/Income ratio:	6%
Credit score:	800-819 (Nov-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$2,762	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	13%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	rhettjn	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
10 PROSPER SCORE-Masters Degree
My credit is awesome! Looking to enroll in my Masters degree courses in January and want to pay my tuition for the coming semester.

The good?news: I will be getting reimbursement from my job when I complete the classes at the end of the semester. I have funds on hand monthly to easily make payments on this loan until then. However, I will still carry the loan after that because I will be enrolling in more classes in the meanwhile. Nevertheless, I will be paying this down as bonuses and tax refunds come in.

I am starting this loan at this at the highest because I want to make sure that it funds, but I am positive it will come down significantly. My credit card rate is 14% and so I am hoping to beat that. Additionally, with the obvious surpluses in my budget I will be paying it down to the loan.

Mo. Income: $4200
Expenses: $3700
net to prosper loan $500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434233
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1986	Debt/Income ratio:	22%
Credit score:	600-619 (Nov-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$2,759	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	95%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	26	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	deckim	Borrower's state:	Massachusetts	Borrower's group:	Credit Card Consolidation
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	50 ( 100% )	600-619 (Latest)
Principal borrowed:	$8,501.00	< mo. late:	0 ( 0% )	600-619 (Sep-2009) 600-619 (Jun-2008) 600-619 (May-2008) 600-619 (Apr-2008)
Principal balance:	$1,334.13	1+ mo. late:	0 ( 0% )
Total payments billed:	50
Description
Determination
Purpose of loan:

I have made 50 on time payments with prosper no lates.? Paid 1 loan off early and the 2nd is 4 months ahead.?

I am in better shape this year than I was last year, or even 3 1/2 years ago?The delinquencies will drop off my record in a few more years. They were from my bankruptcy. (This I was not proud of, and?it was a really low point in my life)?

I would like to consolidate all my small credit cards. This will help raise my score & put me on the path to my A rating once again.?

This is why I?m asking for your help once again.?

The 1 thing that I loved about Prosper was that it was real people, who understood, & did not judge, people willing to help other people, who in return received reward for a good deed done.

I am a good candidate for this loan because?Because I have never missed a prosper payment even?when I was?unemployed for over 6 months

My financial situation:? Monthly net income: $?2300.00

Monthly expenses: $ 1150.00 leaving me with 1150.00
??Housing: $ husband????
??Insurance: $ husband????
??Car expenses: $ 100.00????
??Utilities: $ husband????
??Phone, cable, internet: $ 25.00 work for company
??Food, entertainment: $ husband????
??Clothing, household expenses $ husband
??Credit cards and other loans: $?750.00/Part being my sons school payment per month
??Other expenses: $ 275.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434243
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 28.32%	Starting monthly payment:	$120.87

Auction yield range:	11.29% - 25.00%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1998	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$18,983	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	credit-welder	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trimming down the credit cards
Purpose of loan:
This loan will be used to trim down the credit cards. Why should the credit cards have all the profits?

My financial situation:
I am a good candidate for this loan because I take resposibilities seriously. I pay my debt obligations faithfully every month, such as the credit cards I would like to get rid off with this loan. The results of my credit report will show that I am an safe investment and not a risk.

Monthly net income: $ 4,300.00

Monthly expenses: $
??Housing: $ 300
??Insurance: $ 80
??Car expenses: $?500
??Utilities: $ 200
??Phone, cable, internet: $ 160
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434261
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,600.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	6.29%	Starting borrower rate/APR:	7.29% / 9.36%	Starting monthly payment:	$111.64

Auction yield range:	6.29% - 6.29%	Estimated loss impact:	5.09%
Lender servicing fee:	1.00%	Estimated return:	1.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	14 / 13	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	19	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$23,604	Occupation:	Investor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	dorypro	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
prosper lender-needs to pay tax
Purpose of loan:
This loan will be used to pay taxes on three rental properties which I recently acquired from my own resources.

My financial situation:
As a prosper lender I have assisted many persons. I am honest and of sound character ,never had a problem managing my credit obligationsand most certainly ,will repay this loan.Two of the? properties have been rented and the loan will be repaid from the proceeds.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434273
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 34.41%	Starting monthly payment:	$871.09

Auction yield range:	8.29% - 31.00%	Estimated loss impact:	9.25%
Lender servicing fee:	1.00%	Estimated return:	21.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-2001	Debt/Income ratio:	55%
Credit score:	780-799 (Nov-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$11,650	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	scrappy-yield	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest card
Purpose of loan:
The purpose of this loan is to consolidate my credit cards. My introductory rates have expired now and i will have to pay high interest rate

My financial situation:
I am a good candidate for this loan because?I always pay my monthly payments and now i will be able to Pay off my credit cards going into high interest ratebr /> Monthly net income: $3000 Monthly net income: $1915 housing - $1000 phone, internet - $75 utilities - $40 food and entertainment - $200 petty household expenses - $50 credit cards - $550
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434297
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1999	Debt/Income ratio:	48%
Credit score:	600-619 (Oct-2009)	Current / open credit lines:	15 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$5,990	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	6
Screen name:	madhooper5	Borrower's state:	Ohio	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	620-639 (Sep-2009) 620-639 (Jul-2009) 620-639 (Feb-2008) 600-619 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
Credit Cards are the DEVIL!!!!!!!!!
Purpose of loan:
Get rid of credit card bills!!!!!

My financial situation:
I have a?job as a food and beverage manager of ?a? hotel?and want to get out of debt. Made some dumb mistakes when I was younger ie.. semster of college on a credit card & knee surgery on a CC, ran in to some idenity theft hence the inquiries and late payments, working to get that off my credit, and now I just want it all to go away. I am beginning a second job in october which will net me another $800.00 a month, since i am getting engage this month, if i muster up the gusto to ask my girlfriend of five years. I just want to consolidate it all to make it one easy payment. This is my tenth try at this, all the bid is much appreciated. Once I get out of my debt I can help other get out of theirs!!!!!!! This is my second listing the first i paid off a year a head of time help me so i can help others!!! For all who continue to bid listing after listing I greatly appreciate, maybe one day the loan will be funded!

Please!!!!!!!

Thanks!!!

Steve

Monthly net income: $2200
Monthly expenses: $?around?1800
??Housing: $?1200
??Insurance: $ 48
??Car expenses: $?50 - gas
??Utilities: $?32
??Phone, cable, internet: $ 80
??Food, entertainment: $ 80
??Clothing, household expenses $?0
??Credit cards and other loans: $?425?
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434307
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1988	Debt/Income ratio:	93%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$8,069	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	trade-baton	Borrower's state:	Wyoming	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
materials
Purpose of loan:
This loan will be used to? materials used to flip houses

My financial situation:
I am a good candidate for this loan because? i have a perment full time job in the oil field and my business on the weekends also makes money.? i am an honest hard working individual.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434313
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	14.29% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1995	Debt/Income ratio:	29%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	19 / 19	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	39	Length of status:	2y 11m
Amount delinquent:	$1,226	Revolving credit balance:	$4,382	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	treasure-trumpeter	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying bills
Purpose of loan:
This loan will be used to?Pay bills

My financial situation: is good. I just don't want to fall behind.
I am a good candidate for this loan because?I pay my bills. My bills fail behind because I made some bad decisions.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $988
??Insurance: $not applicable
??Car expenses: $285.45
??Utilities: $150
??Phone, cable, internet: $179
??Food, entertainment: $300
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434319
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-2001	Debt/Income ratio:	26%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	14	Length of status:	8y 1m
Amount delinquent:	$269	Revolving credit balance:	$4,456	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	CPL676	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	28 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	700-719 (Sep-2009) 680-699 (Aug-2008) 580-599 (May-2007)
Principal balance:	$3,291.69	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
PAY MEDICAL BILLS/BILLS
Purpose of loan: I am currently in desperate need of help. Usually?I am the one helping others that is what I?have dedicated my life to. I am a United States Army Veteran of 6 years serving in Operation Iraqi Freedom, Operation Enduring Freedom, and Operation Noble Eagle. I was honorably discharged twice from active duty and was highly decorated. When I was 18 I started working at the Local Sheriff's Office as a Communications Officer (911 dispatcher), joined the National Guard as a Military Police Officer, and joined the local Fire Department. If funded this loan will assist me in paying off multiple medical bills from a very sick wife that had surgery the beginning of this year and just had two more recently, a propane bill which needs to be paid before the old weather actually starts. I do have health insurance and they have covered their portion but there were co-pays that have to be paid. Her first sugery was over?$22,000 and the second and third were over?$5,000. These amounts were the total cost. I owe close to $2600 that will cover?my portion since she is on my insurance. I have been making payments and I am current with these bills.?My credit score is?getting better. I have been working very hard to clean it up, and ensure every financial obligation is taken care of without default. I currently own a new home on a three year land contract and want to do everything I can to ensure my credit stays clean to ensure I get a good rate on my home loan. Every financial obligation will be met on time.

My financial situation: I am a very responsible person with a great understanding of what obligations are. I have a full time secure job with a steady income.

Monthly net income: $ 2000.00

Monthly expenses:????

Housing: $ 300.00???
Insurance: $ 55.00??
Car expenses: $ 269.83??
Utilities: $60.00??
Phone, cable, internet:?$0.00?
Food, entertainment: $ 100.00??
Clothing, household expenses $ 0.00??
Credit cards and other loans: $ 20.00
Other expenses: $ 0.00?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434331
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.04%	Starting borrower rate/APR:	11.04% / 11.39%	Starting monthly payment:	$327.58

Auction yield range:	3.29% - 10.04%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1988	Debt/Income ratio:	24%
Credit score:	820-839 (Nov-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	14y 8m
Amount delinquent:	$0	Revolving credit balance:	$25,804	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	19%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	income-advocator	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	820-839 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	840-859 (Sep-2008)
Principal balance:	$2,562.54	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Adios Credit Cards
We are consolidating our remaining debt from a couple lingering credit cards. The payment on this loan will be less than our current minimum monthly payments and we will still be able to pay it all off more quickly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434343
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jan-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	5 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	5	Length of status:	8y 10m
Amount delinquent:	$0	Revolving credit balance:	$2,368	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	peace-razor	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for Holiday season
Purpose of loan:
To buy inventory for the holiday season. We are in the cellular phone business and this holiday season our line of business is one of the few that is predicted to perform well.

My financial situation:
I am a good candidate for this loan because i have great credit score and I have never been late on any payments no negative hits on my credit report

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434345
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,320.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.94%	Starting borrower rate/APR:	18.94% / 21.16%	Starting monthly payment:	$744.23

Auction yield range:	17.29% - 17.94%	Estimated loss impact:	26.00%
Lender servicing fee:	1.00%	Estimated return:	-8.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jun-1998	Debt/Income ratio:	62%
Credit score:	620-639 (Nov-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	6y 2m
Amount delinquent:	$0	Revolving credit balance:	$9,482	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	2
Screen name:	RedHawk	Borrower's state:	Kansas	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	37 ( 97% )	620-639 (Latest)
Principal borrowed:	$12,000.00	< mo. late:	1 ( 3% )	660-679 (Jan-2008) 680-699 (Aug-2006)
Principal balance:	$3,344.52	1+ mo. late:	0 ( 0% )
Total payments billed:	38
Description
Refinancing and College Tuitions
undefined????I am wanting to pay of my current Prosper Loan( which has a balance of just over $3000) and pay off a high interest line of credit that I used to pay my sons college class fees and books. The balance on the line of credit is $5000 at a very high rate of interest( 18%).?The remainder of the requested loan will be used to pay off credit balances totaling 15000.00
????My current loan with Prosper has been kept current, with no missed payments, additionally??I have received a large pay increase with my employment with the State of Kansas this year . I have additional income beyond that from training horses part-time, I?have averaged $3500 net?a year from doing this.
????The total monthly payments I am currently making all the loans is $836.00, and I have made those payments without being late or missing them, so even at 18-19% interest, my payments on this loan would be lower by almost $100 and easier for me to make.
I will be more than happy to answer any questions or provide any further requested information.
Thanks!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434349
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.34%	Starting borrower rate/APR:	31.34% / 33.74%	Starting monthly payment:	$215.94

Auction yield range:	11.29% - 30.34%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	9 / 9	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	37	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$16,812	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	laudable-bid4	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?pay down on my credit cards?

My financial situation:
I am a good candidate for this loan because? I currently pay out a little over a $1000 in credit cards on a monthly basis. I have not been delinquent on any of my accounts.

Monthly net income: $2500

Monthly expenses: $2104
??Housing: $ 500
??Insurance: $ 240
??Car expenses: $
??Utilities: $100?
??Phone, cable, internet: $ 200
??Food, entertainment: $200
??Clothing, household expenses $
??Credit cards and other loans: $1064
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434379
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	24.67%	Starting borrower rate/APR:	25.67% / 29.22%	Starting monthly payment:	$44.13

Auction yield range:	8.29% - 24.67%	Estimated loss impact:	8.59%
Lender servicing fee:	1.00%	Estimated return:	16.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-1999	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	4y 7m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	balance-matrix	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
This old house.
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434383
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$477.12

Auction yield range:	17.29% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1996	Debt/Income ratio:	11%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$38,159	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	dignified-leverage	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used?to pay off my credit cards.?

My financial situation:
I am a good candidate for this loan because I have a steady job which pays well.? I have a proven track record of paying my debts on time, and have a good credit score.? In addition to my income, I also have a rental property in Wisconsin, which I have owned for approximately 5 years.? I would also like to add that my income ($130,000) is salary based, as a police officer, I have many opportunities for overtime to supplement my income(i.e court, shift pickups, etc.).? In addition, I have pay increases of 5% on my anniversary, and a pay increase of around 5% the start of each year, according to our union contract.?

Thank you for your time.? If you have any questions don't hesitate to call me.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434385
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1995	Debt/Income ratio:	9%
Credit score:	620-639 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	8	Total credit lines:	22	Length of status:	0y 4m
Amount delinquent:	$9,254	Revolving credit balance:	$1,565	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	78%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	22	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	chicagofan	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	620-639 (Aug-2009) 560-579 (Apr-2008) 620-639 (Sep-2007)
Principal balance:	$1,141.07	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Pay off Property Taxes
Purpose of loan:
This loan will be used to pay property taxes.?

My financial situation:
I am a good candidate for this loan because I have now been employed since July and back in the union.? I have had a very rough year but still able to maintain.? I currently have a prosper loan which I have paid consistantly with no late payments.? I am a hardworking father of three and hope I can receive a little bit more help from the prosper community.? I am also currently trying to clean up some of the information on my credit report it just seems to take time.? I hope you will bid and if you have questions please ask.

Monthly net income: $ 1600 - 2000 depending on overtime? Wife - 2000

Monthly expenses: $?2800 - 3000
??Housing: $ 775
??Insurance: $ 178
??Car expenses: $ paid off
??Utilities: $?250
??Phone, cable, internet: $ 146
??Food, entertainment: $ 500
??Clothing, household expenses $
??Credit cards and other loans: $ 350
??Other expenses: $ 600
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434397
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.55%	Starting borrower rate/APR:	26.55% / 28.88%	Starting monthly payment:	$527.59

Auction yield range:	11.29% - 25.55%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1987	Debt/Income ratio:	23%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$18,140	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	msdid22	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	760-779 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	660-679 (Jun-2008)
Principal balance:	$3,272.41	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Getting Married & Fixing Home
Purpose of loan:
This loan will be used to??Our home needs some minor repairs due to normal wear and tear, so a majority of the funds will be used for that.? Also, we intend to have a modest wedding?in the Spring so some of the funds would take care of the necessary deposits needed to start our life together.? It's my every intention to repay this note no later than July 1, 2010 as we anticipate that a good amount of the wedding costs will be recouped.?

My financial situation:
I am a good candidate for this loan because? I have a current loan with Prosper to pay off some credit card debt that I've paid on-time since the loan began.??I am excited to say that I anticipate being able to pay my original loan off ahead of schedule in April of 2010.??I have had such a positive experience with Prosper that when they sent me an email advising that I was eligible for another loan I thought I would give it a try.??I'm grateful for the people that have and may help me moving forward.? I have a solid job, have worked hard to pay down my debt and although there is still some left to take care of it has been substantially been reduced.??I have successfully paid off a number of my accounts and am proud of that accomplishment.? Although this loan request is based solely on my net income as noted below, please note that my fiancee's net income would also be used to pay off this loan which is an additional?net monthly income of $3,400.00 and he has approx. $600 owed on a Visa with no other debt and a paid off vehicle.

Monthly net income: $ 4,700.00

Monthly expenses: $
??Housing: $ 1,750.00
??Insurance: $?150.00
??Car expenses: $?0
??Utilities: $ 125.00
??Phone, cable, internet: $ 163.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 50.00?
??Credit cards and other loans: $ 779.00
??Other expenses: $ 62.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434401
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$244.89

Auction yield range:	17.29% - 20.00%	Estimated loss impact:	26.13%
Lender servicing fee:	1.00%	Estimated return:	-6.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-1991	Debt/Income ratio:	29%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	18	Length of status:	2y 10m
Amount delinquent:	$13,433	Revolving credit balance:	$845	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	24%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	powerful-treasure	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Get Wachovia off my back! Help Plz!
Purpose of loan:
This loan will be used to? pay off Wachovia.

My financial situation:
I am a good candidate for this loan because?? I WILL pay you back!! This will be my LAST major payoff then my credit score will jump back up to the 700's where it was before(in due time of course). All other "dings" on the credit report ARE PAID OFF, just not reflected yet. This also need to be paid by the end of the month.... THANK YOU VERY MUCH FOR LOOKING... If I can get a LOW rate and a loan, I will get the lenders a signed?picture or ANYTHING YOU WANT signed from?Speed Skater APOLO ANTON OHNO!!!

Monthly net income: $ 2100-2800

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 130
??Car expenses: $ 40
??Utilities: $ 0
??Phone, cable, internet: $ 80
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $?550
??Other expenses: $6000 to Wachovia!! Please help me get them off my back!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434407
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-2005	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	4y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,834	Occupation:	Scientist
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	55%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	fluffy-bunny5	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Post-Graduation Loan Consolidation
Purpose of loan:
This loan will be used to consolidate my outstanding debt. I am finishing my Ph.D and currently have a full time job as a research scientist at Colorado State University.

All of this debt accrued while I was a student. Now that I have a full time job in my field, I plan on consolidating this debt and paying it off. My financial situation is solid. However, my credit is good and we've never defaulted on a loan.
Monthly net income: $2750

Monthly expenses: $1600
??Housing: $970
??Insurance: $200
??Car expenses: 35$
??Utilities:$100
??Phone, cable, internet: $120
??Clothing, household expenses $150 Thanks for considering me!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434413
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.50%	Starting borrower rate/APR:	22.50% / 24.77%	Starting monthly payment:	$153.80

Auction yield range:	8.29% - 21.50%	Estimated loss impact:	7.01%
Lender servicing fee:	1.00%	Estimated return:	14.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1995	Debt/Income ratio:	14%
Credit score:	640-659 (Oct-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$15,020	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	83%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	accord3	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff High APR Credit Card
Your assistance is appreciated in allowing the payoff of a high APR on a credit card.

This loan will be repaid with both salary and rental property income; statements available.

Effective 40% APR - to go into effect Jan 1st 2010 for a card balance of $4300 at time of listing. I am a VB/VBA programmer, currently on site at Qwest via Apex Systems Inc?and earn approximately $65000 annually from salary ($5417/mo). The rental income portion is from two condos yielding $14000 rent annually.? I'm new to Prosper but can provide necessary statements to prove annual income.? My credit reports will show I have not missed a payment to credit card, utility, etc. for at least five years.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434421
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$198.80

Auction yield range:	14.29% - 24.00%	Estimated loss impact:	15.08%
Lender servicing fee:	1.00%	Estimated return:	8.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-2001	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,730	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	awesome-contract5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting out from under the debt!
Purpose of loan:
I am looking for a way to pay back my grandfather who loaned money to me and now needs the money himself.? I don't want to be a burden and he needs the money now (can't wait for payments, he has to go into a nursing home and needs the money).? This would allow me to pay him back and make payments to pay it back.

My financial situation:
I am a hard worker.? Most of this year I worked 3 jobs at the same time in order to make sure my obligations are met and my family has what it needs.? Going to college while taking care of my family was hard and is what led to this debt.? I now work full time, my wife works full time and we want to?get?rid of the debt.??I always pay my bills no matter what and you can rest assured?this will be paid in full.?

Monthly net income: $65,000

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 25
??Car expenses: $ 0 Truck?is paid for?
??Utilities: $ 50
??Phone, cable, internet: $50
??Food, entertainment: $?400
??Clothing, household expenses $100
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434425
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 31.45%	Starting monthly payment:	$41.09

Auction yield range:	11.29% - 26.49%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-2006	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	3 / 3	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	4	Length of status:	6y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,357	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	a-bonus-detective	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for car parts
Purpose of loan:
This loan will be used to put some parts on my car for better milage

My financial situation:
I am a good candidate for this loan because i always pay back on time

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 630
??Insurance: $?200
??Car expenses: $?200
??Utilities: $ 60
??Phone, cable, internet: $ 30
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 420
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434427
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$322.67

Auction yield range:	6.29% - 9.00%	Estimated loss impact:	5.14%
Lender servicing fee:	1.00%	Estimated return:	3.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1985	Debt/Income ratio:	28%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$17,870	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	45%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	credit-trail	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate at lowest interest rate
Purpose of loan:
Consolidate revolving credit

My financial situation:
I am a good candidate for this loan because I have a solid employment history in a stable industry.? I have an excellent history of paying on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434431
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jun-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	5 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	15	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$15,062	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	terrific-durability7	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Diesel plane no runway needed
Purpose of loan:
This loan will be used to?

Loan funds will be used to pay for and complete repairs, maintenance, and annual inspection on Air and Space 18A Gyro Plane (Heliplane) N5134S used for Pilot training and rental.? Projected income, gross rental income, 36 Hrs. flight =$7020.00 weekly, monthly net $ 8052.00, Yearly gross @50 weeks= $331,000. Net projected income, $100,800.00. My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 3500

Monthly expenses: $
??Housing: $?
??Insurance: $???Car expenses: $???Utilities: $???Phone, cable, internet: $???Food, entertainment: $???Clothing, household expenses?
??Credit cards and other loans: $???Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434439
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	6.00%	Starting borrower rate/APR:	7.00% / 9.07%	Starting monthly payment:	$61.75

Auction yield range:	4.29% - 6.00%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	3.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-1997	Debt/Income ratio:	13%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	16 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$15,404	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	FutureLenderEC	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	16 ( 100% )	720-739 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	720-739 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Reinvest in Prosper
I'm a current lender in Prosper and will use this loan to re-invest. This will be my second loan. The first loan was paid in full. This is a LOW RISK loan for any lender.

I'm still employed and making close to 60K/year. I own an eBay business and currently have plenty of money in my 401K.

Thank you for your bid.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434443
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1996	Debt/Income ratio:	25%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$19,825	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	blue-scrappy-commerce	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Operation...Pay Off Credit Cards
Purpose of loan:
This loan will be used to?

I will be using this loan to consolidate 2 high interest credit cards into one affordable monthly payment.

My financial situation:
I am a good candidate for this loan because?

I am gainfully employed, I have a high credit score, never any collections or bankruptcy on my record. I am also a homeowner. I am very financially responsible, and I do live below my means

Monthly net income: $? 3100

Monthly expenses: $
??Housing: $ 950
??Insurance: $ 150
??Car expenses: $ 0
??Utilities: $?150
??Phone, cable, internet: $?
??Food, entertainment: $?
??Clothing, household expenses $
??Credit cards and other loans: $?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434449
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$87.89

Auction yield range:	8.29% - 15.00%	Estimated loss impact:	6.84%
Lender servicing fee:	1.00%	Estimated return:	8.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-2004	Debt/Income ratio:	10%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$815	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	50%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Iloanyoumoney	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start-up career search website
Purpose of loan:
This loan will be used to design a career search website.? I have already begun the process (www.unhappilyunemployed.com) but I do not have the skills necessary to fully design the website?to my liking.? I am currently a lender on prosper and want to see if taking this loan?will also increase my credit.??I just recently started a new job and? I plan on staying at the company a long time.?

My financial situation:
I am a good candidate for this loan because I take my credit very seriously and to be honest........$2000 isn't that much money.? I am a very stable financial situation and I am looking at other ways to make more money.? I plan on taking out this loan and paying it monthly by linking it to my credit card.? The payment will be very small and I do not see this being a problem at all.

Monthly net income: $ 2750

Monthly expenses: $
??Housing: $ 650
??Insurance: $?90
??Car expenses:?I pay gas money which is $180
??Utilities: $?50
??Phone, cable, internet: $?140
??Food, entertainment: $?100
??Clothing, household expenses $?50? I never buy myself anything, ever.
??Credit cards and other loans: $?1000 (I am currently in my masters program?and my loans are accruing)
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434467
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$636.77

Auction yield range:	17.29% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Apr-1995	Debt/Income ratio:	162%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,190	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$1-$24,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	red-fascinating-money	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Please help me get on track
Purpose of loan:
This loan will be used...I thought long and hard how I would spend this money. I will be use 5,000 to pay off most of our outstanding debt, 5,000 for my small business payroll. Lastly, 5,000 to be divided between my husband, my two sons and myself for the next semester of college. ? ?
My financial situation:
I am a good candidate for this loan because?I try to do the right thing constantly.? My husband is in the Marine Corps and so is most of? the members in his family.? His cousin (single mother) will soon leave and deploy to Afghanistan.? We now have charge of a 4 and 2 year old.
I work for the base commissary (on base supermarket) and when I see product marked down really cheap I do buy in bulk to feed a? few? families struggling like us. I especially make sure I help a elderly couple (Ruth and Nolan) from church they often choose between eating and medication.?
I have a small business vender stocking at night.? I place food on the shelves within the commissary at night.? I have 5 employees, all young men. My son 18 is one, he has fragile X syndrome, although he is in college he has special needs.?
Shawn 18 another employee, has a wheel chair bound brother he cares for.? He needs a job that doesn't interfer with his brother's care and his mother's work schedule? Shawn's family lives in low income housing and he helps his mother with his siblings. I constantly encourage him to attend school.?
Gerald 19 has been homeless for most of his life.? He graduated from high school and is now attending the Jr. College here with my help we try to pay for odds and ends that his pay don't cover.
Lastly, there is Ezekiel, he is the smallest of my employees. He is so timid he never speaks. Recently, I found out why.? His brother is coming out of prison for doing bad things to him and his little brother.? He didn't say what the bad things was by I can imagine what.? I have thought about quitting vender stocking and giving up my contracts, but who will hire my kids.? They come with a mountain of issues such as homelessness, family care issues, abuse and mental retardation, but for all our struggles and trials I would not trade them for anything.? I need help.? I need a better plan.? I need money. But most of all I am so scared of letting my employees down.

Monthly net income: $? My monthly net income is estimated at $1098 my husband's $5900

Monthly expenses: $
??Housing: $ 921.00/665.00
??Insurance: $ 400.00 ????
??Car expenses: $600.00
??Utilities: $300.00
??Phone, cable, internet: $ 275.00
??Food, entertainment: $ 500.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 600
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434473
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	23.04%	Starting borrower rate/APR:	24.04% / 26.33%	Starting monthly payment:	$392.54

Auction yield range:	8.29% - 23.04%	Estimated loss impact:	7.55%
Lender servicing fee:	1.00%	Estimated return:	15.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-2003	Debt/Income ratio:	19%
Credit score:	780-799 (Nov-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$799	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	seineil	Borrower's state:	Hawaii	Borrower's group:	AA Credit***
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 100% )	780-799 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	740-759 (Sep-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
Reinvesting
I have plans to invest this 10,000 in to something I?ve been doing at a mild scale.?

This is my second loan on prosper my first was for 10,000 paid off on time with out any problems.
I am living with my parents so I have no monthly rent expenses.? My monthly entertainment cost is roughly 400 to 600 dollars.
Currently have two credit cards which are paid off every month.? Never defaulted or made any late payments.

My Bank account has about 7000 dollars
My IRA account has 9000 dollars
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434479
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 35.42%	Starting monthly payment:	$264.67

Auction yield range:	11.29% - 32.00%	Estimated loss impact:	10.81%
Lender servicing fee:	1.00%	Estimated return:	21.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1988	Debt/Income ratio:	32%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	17 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	60	Length of status:	9y 1m
Amount delinquent:	$0	Revolving credit balance:	$345	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	20	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	racco	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 89% )	720-739 (Latest)
Principal borrowed:	$8,200.00	< mo. late:	3 ( 11% )	740-759 (Oct-2009) 740-759 (Sep-2009) 640-659 (Jul-2007)
Principal balance:	$2,656.41	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
New Siding
Purpose of loan:
(explain what you will be using this loan for) The purpose of this loan is to assist in paying for new vinyl siding on my home.
(explain why you are a good candidate for paying back this loan) I have worked in the Health Care field for 16 years as a Physical Therapist.? Therapists are in high demand and I am able to work side jobs at premieum rates to assist me in paying off this loan.? I currently manage a department of 50+ employees and have excellant earning potential.? I have one year left on an existing Prosper loan and have an excellent history of paying on the existing loan.?

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $ 700
??Insurance: $?100
??Car expenses: $?0
??Utilities: $ 250
??Phone, cable, internet: $?200
??Food, entertainment: $ 225
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 700
??Other expenses: $ 300
Total Monthly Expenses:$2675
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434491
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,480.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.34%	Starting borrower rate/APR:	31.34% / 33.74%	Starting monthly payment:	$236.67

Auction yield range:	11.29% - 30.34%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1989	Debt/Income ratio:	28%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	19 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	76	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$34,620	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	responsible-yield9	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvements, add sun room
Purpose of loan:
This loan will be used to?
My wife and I are adding on a room (Sun Room) to our primary residence.? We have a price of approx $16,300 which includes all electrical, site prep and HVAC.? We have put off this addition because of the cost but now because of a work slowdown the price we have today is considerably less than the price we were quoted of $17,900 in May of this year. ?I have taken $5K out of my pre-tax savings account and I am reluctant to take any more because of the tax implications and I have just under $5K in savings.?
My financial situation:
I am a good candidate for this loan because?
I am a Project Manager/SCA and I have been in the same line of work for almost 15 years and in my current position for a little over 8 years.I have never been late on any loans as evidenced by my credit report.The reason my credit profile reflects a high credit to credit limit ratio on credit cards is because, through no fault of my own, the credit cards have consistently increased my interest rate and decreased my credit limit over the past 6-8 months.If you look at the high credit column and compare my balances to that you can see that if my credit limits had not been arbitrarily lowered I would be closer to 40% of my credit to credit limit.I have tried to negotiate with the credit card companies but with no success so I had no choice but to stop using them all together.Regardless of what the credit score and the prosper rating is you can easily look at the overall credit picture and see that this loan is of very little risk.The credit card debt that I have can be attributed to Hurricane Katrina in which we were under insured and lost one of our rental properties completely and ended up selling another for less than the amount of equity we had in it.I can gladly provide whatever documents are required and I will be very happy to discuss the matter or answer questions about the potential loan and I look forward to a mutually beneficial transaction.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434497
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$610.69

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	6 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	8	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,936	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	genuine-point	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Make changes at the store
the purpose of loan is to make some changes in my store .. When I bought my store the signs and most of the interior is pretty much the same but since the holiday season is coming along it will be a good time to make some changes with the street sign, interior look and store outlook overall.. thats why we were looking for some extra funds as a backup .. for any questions call me
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434503
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.51%	Starting borrower rate/APR:	6.51% / 6.85%	Starting monthly payment:	$122.61

Auction yield range:	3.29% - 5.51%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-1998	Debt/Income ratio:	30%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$13,814	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	proud-commerce	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high rate credit cards
Purpose of loan:
This loan will be used to consolidate a high interest rate credit card.?

My financial situation:
I am a good candidate for this loan because the payment for my Prosper loan should be about the same as my credit card payment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434515
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	17.09%	Starting borrower rate/APR:	18.09% / 20.30%	Starting monthly payment:	$361.98

Auction yield range:	6.29% - 17.09%	Estimated loss impact:	5.30%
Lender servicing fee:	1.00%	Estimated return:	11.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-2005	Debt/Income ratio:	9%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	4y 11m
Amount delinquent:	$0	Revolving credit balance:	$66	Occupation:	Architect
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	worldly-euro	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funds For Contracts
Purpose of loan:
This loan will be used to fund contracts for a separate business project outside of work. I am currently employed at Orbis Architects. I have 4 Separate contracts all totaling over $7,000 each which will be stipend after completion. The materials needed for these contracts will be obtained by funds granted here. Thank you for your time and consideration. Feel free to ask Al questions necessary

My financial situation:
I am a good candidate for this loan because I have and have maintained great credit ratings as well as have a low debt to income ratio. I have several Monies lined up to pay back this loan and have the great ratings to prove my creditworthiness. My savings And money Market accounts hold well over $13,000. These accounts come with penalties that I don't wish to procure for premature use as well as the fact that I need capital on hand.
Information in the Description is not verified.